EXHIBIT 23.3

CONSENT

I, Robert Grabb, consulting independent petroleum geologist, hereby consent to the use of my name, and a summarization of the report prepared by me for Northern Oil and Gas, Inc. (the “Company”), in the Registration Statement on Form SB-2 filed by the Company, and all amendments thereto.

Dated: July 23, 2007	/s/ Robert Grabb
Robert Grabb